As filed with the Securities and Exchange Commission on May 5, 2017

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SOLIGENIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	41-1505029
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Soligenix, Inc.

29 Emmons Drive, Suite C-10

Princeton, New Jersey 08540

(609) 538-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Christopher J. Schaber, Ph.D.

President and Chief Executive Officer

Soligenix, Inc.

29 Emmons Drive, Suite C-10

Princeton, New Jersey 08540

(609) 538-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie J. Croland, Esq.

Driscoll R. Ugarte, Esq.

Duane Morris LLP

200 South Biscayne Boulevard

Suite 3400

Miami, Florida 33131-2318

(305) 960-2200

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☑
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period to comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, $0.001 par value (4)	(1)	(2)	(2)	(3)
Preferred Stock, $0.01 par value per share
Common Stock Purchase Warrants	(1)	(2)	(2)	(3)
Units	(1)	(2)	(2)	(3)
Total:	(1)	(2)	$25,000,000	$2,897.50

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock and/or preferred stock, and such indeterminate number of units consisting of any combination of the foregoing as may be sold from time to time, which shall have an aggregate initial offering price not to exceed $25 million. Any securities registered hereunder may be sold separately or as units in combination with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock and preferred stock, and such indeterminate number of units consisting of any combination of the foregoing as may be issued upon conversion, exchange or exercise of, or pursuant to the anti-dilution provisions of, any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock and preferred stock, and such indeterminate number of units consisting of any combination of the foregoing as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to any of the securities being registered hereunder.
(2)	The proposed maximum offering price class of security registered hereunder will be determined from time to time in connection with, and at the time of, the issuance of such shares of common stock and is not specified as to the securities pursuant to General Instruction II.D. of Form S-3, as amended.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.
(4)	This registration statement also registers such indeterminate number of preferred stock purchase rights issuable in accordance with the Rights Agreement, dated June 22, 2007, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which are presently attached to and trade with the common stock.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 5, 2017

PROSPECTUS

Soligenix, Inc.

$25,000,000

Common Stock, Preferred Stock
Warrants and Units

This prospectus covers our offer and sale from time to time of our common stock, preferred stock, warrants to purchase common stock and/or preferred stock, and units in one or more offerings. The aggregate offering price of all securities sold by us under this prospectus may not exceed $25 million.

This prospectus describes some of the general terms that may apply to an offering of these securities and the general manner in which these securities may be offered. Each time we offer and sell these securities we will provide specific terms of such offering in a supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

We may offer and sell these securities from time to time at fixed prices, at market prices or at negotiated prices, and such securities may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. Without limitation of the foregoing, shares may be issued in connection with (i) the achievement of clinical development milestones under license or purchase agreements, such as the asset purchase agreement with Hy Biopharma Inc. pursuant to which we acquired assets related to the development of our synthetic hypericin product candidate for the treatment of cutaneous T-cell lymphoma (SGX301), (ii) strategic partnering and/or acquisition transactions involving the issuance of our securities as well as to meet long-term corporate objectives, similar to the partnership established with SciClone Pharmaceuticals, Inc., and (iii) capital raising transactions through the sale of securities in the private and/or public equity markets to support a higher level of growth, respond to competitive pressures, develop new products and services and support new strategic partnership expenditures.

The filing of the registration statement of which this prospectus forms a part is primarily driven by our desire to have sufficient registered securities available for possible merger and acquisition activities and other corporate development objectives that may occur over the coming years. However, we have no present plans to engage in such activities.

Our common stock and our common stock warrant issued in connection with our December 2016 public offering are traded on The NASDAQ Capital Market under the symbols “SNGX” and “SNGXW,” respectively. On May 1, 2017, the last reported closing sales prices of our common stock and our common stock warrant issued in connection with our 2016 public offering on The NASDAQ Capital Market were $3.00 per share and $0.76 per warrant.

As of May 1, 2017, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $13,009,413, which was calculated based on 4,336,471 shares of outstanding common stock held by non-affiliates and on a price per share of $3.00. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting common equity held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is less than $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT WE HAVE AUTHORIZED FOR USE IN CONNECTION WITH A SPECIFIC OFFERING, AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2017

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About This Prospectus

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either separately or together, any combination of the securities described in this prospectus in one or more offerings for cash. We may also issue any of the common stock, preferred stock, warrants, or units upon conversion, exchange or exercise of any of the securities mentioned above. The aggregate amount of securities that we may offer under the registration statement is $25 million, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. We are subject to the provisions of General Instruction I.B.6. of the General Instructions to Form S-3, which provide that as long as the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates of our company is less than $75 million, then the aggregate market value of securities sold by us or on our behalf on Form S-3, during the period of 12 calendar months immediately prior to, and including, the sale, is no more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of our company. We have no outstanding non-voting common equity.

This prospectus describes some of the general terms that may apply to an offering of our securities and the general manner in which they may be offered. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in or incorporated by reference in this prospectus is superseded by the information in the prospectus supplement and any other offering material related to such securities.

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information described under the heading “Where You Can Find Additional Information” in this prospectus, before you invest in any of the securities offered hereunder.

You should rely only on the information contained in this prospectus or any accompanying prospectus supplement to this prospectus. We have not authorized anyone to provide you with any information other than that contained in this prospectus and any accompanying prospectus supplement to this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus or any accompanying prospectus supplement to this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any accompanying prospectus supplement to this prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

As used in this prospectus, the terms “we,” “us,” “our” and “our company” mean Soligenix, Inc., unless the context clearly indicates otherwise.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may review and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

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Incorporation of Information by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 27, 2017; and

(b)	The description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on December 12, 2016 and under the caption “Description of Capital Stock” in the Registrant’s prospectus, dated as of December 12, 2016, forming a part of the Registration Statement on Form S-1 (Registration No. 333-214038) filed with the SEC, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein, or in a subsequently filed document also incorporated or deemed to be incorporated herein by reference, modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

This prospectus is part of a registration statement on Form S-3 we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed or incorporated by reference certain legal documents that control the terms of the shares of common stock and preferred stock offered under this prospectus as exhibits to the registration statement. We may file certain other legal documents that control the terms of the shares of common stock and preferred stock offered by this prospectus as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules thereto for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: Soligenix, Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540, Attn: Secretary, telephone number: 609-538-8200. Information about us is also available at our website at www.soligenix.com. Except for the specific incorporated reports and documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA AND MARKET INFORMATION

The information contained in this prospectus and any accompanying prospectus supplements contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are often identified by words such as “may,” “should,” “would,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue,” “plan,” “potential” and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus and in the documents incorporated herein by reference. You should not place undue reliance on these forward-looking statements.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including:

●	our dependence on the expertise, effort, priorities and contractual obligations of third parties in the clinical trials, manufacturing, marketing, sales and distribution of our products;

●	the domestic and international regulatory process and related laws, rules and regulations governing our technologies and our proposed products, including: (i) the timing, status and results of our or our commercial partners’ filings with the U.S Food and Drug Administration (the “FDA”) and its foreign equivalents, (ii) the timing, status and results of non-clinical work and clinical studies, including regulatory review thereof and (iii) the heavily regulated industry in which we operate our business generally;

●	uncertainty as to whether our product candidates will be safe and effective to support regulatory approvals;

●	significant uncertainty inherent in developing vaccines against bioterror threats, and manufacturing and conducting preclinical and clinical trials of vaccines;

●	our ability to obtain future financing or funds when needed, either through the raising of capital, the incurrence of convertible or other indebtedness or through strategic financing or commercialization partnerships;

●	that product development and commercialization efforts will be reduced or discontinued due to difficulties or delays in clinical trials or a lack of progress or positive results from research and development efforts;

●	our ability to obtain further grants and awards from the U.S. Government and other countries, and maintenance of our existing grants;

●	our ability to enter into any biodefense procurement contracts with the U.S. Government or other countries;

●	our ability to patent, register and protect our technology from challenge and our products from competition;

●	maintenance or expansion of our license agreements with our current licensors;

●	the protection and control afforded by our patents or other intellectual property, and any interest in patents or other intellectual property that we license, or our or our partners’ ability to enforce our rights under such owned or licensed patents or other intellectual property;

●	changes in healthcare regulation;

●	changes in the needs of biodefense procurement agencies;

●	maintenance and progression of our business strategy;

●	the possibility that our products under development may not gain market acceptance;

●	our expectations about the potential market sizes and market participation potential for our product candidates may not be realized;

●	our expected revenues (including sales, milestone payments and royalty revenues) from our product candidates and any related commercial agreements of ours may not be realized;

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●	the ability of our manufacturing partners to supply us or our commercial partners with clinical or commercial supplies of our products in a safe, timely and regulatory compliant manner and the ability of such partners to address any regulatory issues that have arisen or may in the future arise; and

●	competition existing today or that may arise in the future, including the possibility that others may develop technologies or products superior to our products.

You should also consider carefully the statements under “Risk Factors” in this prospectus, and documents incorporated herein by reference including Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Industry Data and Market Information

This prospectus, any accompanying prospectus supplements and the documents incorporated herein by reference contain estimates, projections and other statistical data made by independent parties and by us relating to market size and growth, the potential value of government procurement contracts, the incidence of certain medical conditions and other industry data. These data, to the extent they contain estimates or projections, involve a number of subjective assumptions and limitations, and you are cautioned not to give undue weight to such estimates or projections. Industry publications and other reports we have obtained from independent parties generally state that the data contained in these publications or other reports have been obtained in good faith or from sources considered to be reliable, but they do not guarantee the accuracy or completeness of such data. While we believe that the data from these industry publications and other reports are generally reliable, we have not independently verified the accuracy or completeness of such data. These and other factors could cause results to differ materially from those expressed in these publications and reports.

We have provided estimates of the potential worldwide market or value of potential government procurement contracts for certain of our product candidates. These estimates are based on a number of factors, including our expectation as to the number of patients with a certain medical condition that would potentially benefit from a particular product candidate, the current costs of treating patients with the targeted medical condition, our expectation that we will be able to demonstrate to the FDA’s satisfaction in our clinical trials that the product candidate is safe and effective, our belief that our product candidate would, if approved, have an assumed treatment cost per patient, historic values of government procurement contracts for vaccines, and our expectation of the dosage of the product candidate. While we have determined these estimates based on assumptions that we believe are reasonable, there are a number of factors that could cause our expectations to change or not be realized. Among these factors are the following: (1) there is no assurance that the product candidate will prove to be safe and effective or will ultimately be approved for sale by the FDA; (2) any FDA approval of the product candidate may contain restrictions on its use or require warning labels; (3) third party payors may not be willing to provide reimbursement for the product candidate at the assumed price per patient; (4) the government may not be willing to procure our vaccine candidates in amounts or at costs similar to its historic procurement activities; (5) the dosage that ultimately may be approved may be different from the assumed dosage; and (6) doctors may not adopt the product candidate for use as quickly or as broadly as we have assumed. It is possible that the ultimate market for a product candidate or value of procurement contracts will differ significantly from our expectations due to these or other factors. As a result of these and other factors, investors should not place undue reliance on such estimates.

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About Our Company

We are a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need. We maintain two active business segments: BioTherapeutics and Vaccines/BioDefense.

Our BioTherapeutics business segment is developing a novel photodynamic therapy (SGX301) utilizing topical synthetic hypericin activated with safe visible fluorescent light for the treatment of cutaneous T-cell lymphoma (“CTCL”), our first-in-class innate defense regulator technology, dusquetide (SGX942) for the treatment of oral mucositis in head and neck cancer, and proprietary formulations of oral beclomethasone 17,21-dipropionate for the prevention/treatment of gastrointestinal (“GI”) disorders characterized by severe inflammation, including pediatric Crohn’s disease (SGX203) and acute radiation enteritis (SGX201).

Our Vaccines/BioDefense business segment includes active development programs for RiVax®, our ricin toxin vaccine candidate, OrbeShield®, our GI acute radiation syndrome (“GI ARS”) therapeutic candidate and SGX943, our melioidosis therapeutic candidate. The development of our vaccine programs currently is supported by our heat stabilization technology, known as ThermoVax®, under existing and on-going government contract funding. With the government contract from the National Institute of Allergy and Infectious Diseases (“NIAID”), we will attempt to advance the development of RiVax® to protect against exposure to ricin toxin. We have advanced the development of OrbeShield® for the treatment of GI ARS with funds received under our awarded government contracts with the Biomedical Advanced Research and Development Authority and grants from NIAID.

Our common stock and our common stock warrant issued in connection with our December 2016 public offering are traded on The NASDAQ Capital Market under the symbols “SNGX” and “SNGXW,” respectively. On May 1, 2017, the last reported sales prices of our common stock and our common stock warrant issued in connection with our 2016 public offering on The NASDAQ Capital Market were $3.00 per share and $0.76 per warrant.

Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find Additional Information” on page 1 and “Information Incorporated by Reference” beginning on page 2.

Risk Factors

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus, and you should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement, including our financial statements and the related notes thereto. The risks and uncertainties described in our filings with the SEC and incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently believe are not material, also may become important factors that affect us and impair our business operations. The occurrence of any of the events or developments discussed in the risk factors described in our filings with the SEC could have a material and adverse impact on our business, results of operations, financial condition and cash flows, and in such case, our future prospects would likely be materially and adversely affected. If any of such events or developments were to happen, you could lose part or all of your investment. Further, our actual results could differ materially and adversely from those anticipated in our forward-looking statements as a result of certain factors.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we anticipate that the net proceeds from our sale of any securities offered hereunder, if any, will be used for general corporate purposes, which may include, among other things, working capital, product development, acquisitions, capital expenditures, repayment of debt and other business opportunities.

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In addition to selling securities in capital raising transactions to support a higher level of growth, respond to competitive pressures, develop new products and services and support new strategic partnership expenditures, we may issue shares in connection with (i) the achievement of clinical development milestones under license or purchase agreements, such as the asset purchase agreement with Hy Biopharma Inc. pursuant to which we acquired assets related to the development of our synthetic hypericin product candidate for the treatment of cutaneous T-cell lymphoma (SGX301), and (ii) strategic partnering and/or acquisition transactions involving the issuance of our securities as well as to meet long-term corporate objectives, similar to the partnership established with SciClone Pharmaceuticals, Inc.

There is no guarantee that we will sell the securities described in this prospectus and, in the event that we do, there is no guarantee as to the total number of securities that we would sell, nor is there any guarantee as to the amount of net proceeds to be used specifically for the foregoing purposes. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change and, if they do, we will update this information in a prospectus supplement.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

We may sell from time to time, in one or more offerings, shares of our common stock and/or preferred stock, warrants to purchase common stock and/or preferred stock, and units in one or more offerings, and/or units consisting of one or more of the foregoing securities.

The descriptions of the securities contained in this prospectus, together with the additional information we include in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, summarize some of the terms and other provisions of the various types of securities that we may offer under this prospectus. These summary descriptions are not meant to be complete descriptions of each security. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered under that prospectus supplement. The applicable prospectus supplement for a particular security may specify different or additional terms.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, summarizes some of the terms and provisions of the shares of our common stock and preferred stock that we may offer under this prospectus. These summary descriptions of our common stock and preferred stock are not meant to be complete descriptions of each security. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation, as may be amended from time to time, any certificates of designation for our preferred stock that may be authorized from time to time, and our bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer under this prospectus, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. The applicable prospectus supplement for a particular offering of our common stock or preferred stock may specify different or additional terms.

As of the date hereof, our authorized capital stock consists of 10,350,000 shares of capital stock, of which 10,000,000 shares are common stock, par value $0.001 per share, 230,000 shares are undesignated preferred stock, 10,000 shares are Series B Convertible Preferred Stock, par value $0.05 per share (none of which are currently outstanding), 10,000 shares are Series C Convertible Preferred Stock, par value $0.05 per share (none of which are currently outstanding) and 100,000 shares are Series A Junior Participating Preferred Stock, par value $0.001 per share (which are available for issuance under our shareholder rights plan). As of the date of this prospectus, there were issued and outstanding 5,472,532 shares of common stock, options to purchase 464,355 shares of common stock and warrants to purchase 2,853,575 shares of common stock.

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On October 7, 2016, we effected a reverse stock split at a ratio of one-for-ten of all the issued and outstanding shares of our common stock. We also reduced our authorized shares of common stock from 100,000,000 to 10,000,000.

Common Stock

Holders of our common stock are entitled to one vote for each share held in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors. Holders of common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the corporation, holders of common stock are to share in all assets remaining after the payment of liabilities. Holders of common stock have no pre-emptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The rights of the holders of the common stock are subject to any rights that may be fixed for holders of preferred stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Certificate of Incorporation authorizes the issuance of 230,000 shares of undesignated preferred stock, 10,000 shares of Series B Convertible Preferred Stock, par value $0.05 per share (“Series B Preferred Stock”), 10,000 shares of Series C Convertible Preferred Stock, par value $0.05 per share (“Series C Preferred Stock”), and 100,000 shares of Series A Junior Participating Preferred Stock, par value $0.001 per share (“Junior Preferred Stock”). Our board of directors is empowered, without stockholder approval, to designate and issue additional series of preferred stock with dividend, liquidation, conversion, voting or other rights, including the right to issue convertible securities with no limitations on conversion, which could adversely affect the voting power or other rights of the holders of our common stock, substantially dilute a common stockholder’s interest and depress the price of our common stock.

No shares of the Series B Preferred Stock, the Series C Preferred Stock or the Junior Preferred Stock are outstanding. Due to the terms of the Series C Preferred Stock, no additional shares of Series C Preferred Stock can be issued.

Series B Preferred Stock

Our board of directors has authorized the issuance of 10,000 shares of Series B Preferred Stock, 6,411 of which have been converted to common stock and therefore are not reissuable.

Voting

Each holder of Series B Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series Preferred Stock held by such holder is then convertible (as adjusted from time to time pursuant to our Certificate of Incorporation) with respect to any and all matters presented to the stockholders for their action or consideration. Except as provided by law, holders of Series B Preferred Stock vote together with the holders of common stock as a single class.

Dividends

The holders of the Series B Preferred Stock are entitled to a dividend of 8% per annum, payable annually in shares of Series B Preferred Stock. In addition, when and if our board of directors shall declare a dividend payable with respect to the then outstanding shares of common stock, the holders of the Series B Preferred Stock are entitled to the amount of dividends per share as would be payable on the largest number of whole shares of common stock into which each share of Series B Preferred Stock could then be converted.

Conversion

Each share of Series B Cumulative Convertible Preferred is convertible into 1.333 shares of common stock. The conversion ratio is subject to an adjustment upon the issuance of additional shares of common stock for a price below the closing price of the common stock and equitable adjustment for stock splits, dividends, combinations, reorganizations and similar events.

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Liquidation

In the event of liquidation, dissolution or winding up of the company, the holders of Series B Preferred Stock then outstanding will be entitled to be paid an amount equal to $1,000 per share (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares pursuant to our Certificate of Incorporation), plus any dividends declared but unpaid thereon before any payment is made to the holders of common stock, Junior Preferred Stock or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock. After the holders of the Series B Preferred Stock have been paid in full, the remaining assets of the company will be distributed to the holders of Junior Preferred Stock and common stock, subject to the preferences of the Junior Preferred Stock.

Redemption

Subject to certain conditions, after the second anniversary of the issuance of the Series B Preferred Stock, the company will have the right, but not the obligation, to redeem the then-outstanding shares of Series B Preferred Stock for cash in an amount calculated pursuant to the terms of our Certificate of Incorporation.

Junior Preferred Stock

Voting

The holders of the Junior Preferred Stock will have 10,000 votes per share of Junior Preferred Stock on all matters submitted to a vote of our stockholders, including the election of directors.

Dividends

If our board of directors declares or pays dividends on common stock, the holders of the Junior Preferred Stock would be entitled to receive a per share dividend payment of 10,000 times the dividend declared per share of common stock. In the event we make a distribution on the common stock, the holders of the Junior Preferred Stock will be entitled to a per share distribution, in like kind, of 10,000 times such distribution made per share of common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Junior Preferred Stock will be entitled to receive 10,000 times the amount received per share of common stock. These rights are protected by customary anti-dilution provisions.

Liquidation

Upon any liquidation, dissolution or winding up, no distribution may be made to the holders of shares of stock ranking junior to the Junior Preferred Stock unless the holders of the Junior Preferred Stock have received the greater of (i) $37.00 per one one-thousandth share plus an amount equal to accrued and unpaid dividends and distributions thereon, and (ii) an amount equal to 10,000 times the aggregate amount to be distributed per share to holders of common stock. Further, no distribution may be made to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Junior Preferred Stock, unless distributions are made ratably on the Junior Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of the Junior Preferred Stock are entitled above and to which the holders of such parity shares are entitled.

Outstanding Warrants

2013 Warrants

On June 25, 2013, we consummated a public offering of an aggregate of 677,400 shares of common stock, together with warrants to purchase up to 508,050 shares of common stock. In connection with the offering, we also issued the placement agent a warrant to purchase up to 33,609 shares of common stock. Such warrants may be exercised on a “cashless” basis. We refer to the warrants issued to the investors and the placement agent in connection with the offering as the “2013 Warrants.”

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As of May 1, 2017, 261,250 shares of common stock remain issuable upon the exercise of the 2013 Warrants, which expire in June 2018.

As of May 1, 2017, the 2013 Warrants were exercisable to purchase shares of common stock at $0.80 per share. The exercise price and the number of shares of common stock purchasable upon the exercise of each 2013 Warrant are subject to adjustment upon the happening of certain events, such as stock dividends, distributions, and splits.

2014 Warrants

On December 24, 2014, we consummated a public offering of an aggregate of 188,653 shares of common stock, together with warrants to purchase up to 113,192 shares of common stock. In connection with the offering, we also issued the underwriter a warrant to purchase up to 3,740 shares of common stock. We refer to the warrants issued to the investors and the underwriter in connection with the offering as the “2014 Warrants.”

As of May 1, 2017, 110,932 shares of common stock remain issuable upon the exercise of the 2014 Warrants, which expire in 2019.

As of May 1, 2017, the 2014 Warrants were exercisable to purchase shares of common stock at $14.80 per share. The exercise price and the number of shares of common stock purchasable upon the exercise of each 2014 Warrant are subject to adjustment upon the happening of certain events, such as stock dividends, distributions, and splits.

2016 Warrants

On December 16, 2016, we consummated a public offering of an aggregate of 1,670,000 shares of common stock, together with warrants to purchase up to 2,370,005 shares of common stock. In connection with the offering, we also issued the underwriter a warrant to purchase up to 33,400 shares of common stock. We refer to the warrants issued to the investors and the underwriter in connection with the offering as the “2016 Warrants.”

As of May 1, 2017, 2,403,405 shares of common stock remain issuable upon the exercise of the 2016 Warrants. The 2016 Warrants issued to investors were exercisable upon issuance and expire in 2021, and the 2016 Warrants issued to the underwriter will become exercisable in December 2017 and will expire in 2021.

As of May 1, 2017, the exercise price of the 2016 Warrants was $3.95 per share. The exercise price and the number of shares of common stock purchasable upon the exercise of each 2016 Warrant are subject to adjustment upon the happening of certain events, such as stock dividends, distributions, and splits.

Other Warrants

As of May 1, 2017, we also had outstanding warrants, other than the 2013 Warrants, the 2014 Warrants and the 2016 Warrants, to purchase 77,988 shares of common stock, all of which are exercisable at a weighted average exercise price of approximately $5.67 per share.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

●	prior to the date of the transaction, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, calculated as provided under Section 203; or

●	at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Provisions

Provisions in our Certificate of Incorporation, by-laws and stockholder rights plan may discourage certain types of transactions involving an actual or potential change of control of our company which might be beneficial to us or our security holders.

As noted above, our Certificate of Incorporation permits our board of directors to issue shares of any class or series of preferred stock in the future without stockholder approval and upon such terms as our board of directors may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any class or series of preferred stock that may be issued in the future.

Our bylaws generally provide that any board vacancy, including a vacancy resulting from an increase in the authorized number of directors, may be filled by a majority of the directors, even if less than a quorum.

Additionally, our bylaws provide that stockholders must provide timely notice in writing to bring business before an annual meeting of shareholders or to nominate candidates for election as directors at an annual meeting of shareholders. Notice for an annual meeting is timely if our Secretary receives the written notice not less than 45 days and no more than 75 days prior to the anniversary of the date that we mailed proxy materials for the preceding year’s annual meeting. However, if the date of the annual meeting is advanced more than thirty (30) days prior to, or delayed by more than thirty (30) days after, the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such annual meeting is first made. Our bylaws also specify the form and content of a shareholder’s notice. These provisions may prevent shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders.

Shareholder Rights Plan

On June 22, 2007, our board of directors adopted a shareholder rights plan for our company and in connection therewith declared a dividend of one preferred share purchase right for each outstanding share of common stock. Each Right entitles the registered holder to purchase one one-thousandth of a share of our Junior Preferred Stock at a price of $37.00 per one one-thousandth of a share, subject to certain adjustments. Initially, the rights are not exercisable, but become exercisable upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons, with certain exceptions, has acquired beneficial ownership of 15% or more of the then outstanding common stock or (ii) 10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding common stock.

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Our board may redeem all of the rights for $0.10 per right at any time before the earlier of (i) the time the rights become exercisable or (ii) July 1, 2017, the date the rights expire.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219 and its telephone number is (718) 921-8200.

Listing

Our common stock and the 2016 Warrants are listed on The NASDAQ Capital Market under the symbols “SNGX” and “SNGXW,” respectively.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, summarizes some of the terms and other provisions of the warrants to purchase our common stock and/or preferred stock that we may offer under this prospectus. We may issue warrants in one or more series independently or together with other securities. Each warrant will entitle the holder to purchase for cash a number of shares of our common stock and/or preferred stock at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

This summary description of some of the terms and other provisions of the warrants that may be offered under this prospectus is not complete and is qualified in its entirety by reference to the form of warrant and/or the warrant agreement and warrant certificate and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We will file with the SEC the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summary description of some of the terms and other provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus.

While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of offered warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered under this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

The applicable prospectus supplement relating to a series of warrants offered under this prospectus will describe the following terms, where applicable, of such offered warrants:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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●	the terms of any rights to redeem or call the warrants;

●	the terms of any right of ours to accelerate the exercisability of the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	where the warrant certificates may be transferred and exchanged;

●	the date, if any, on and after which the warrants and the related shares of common stock or other securities will be separately transferable;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The applicable prospectus supplement relating to a series of warrants offered under this prospectus may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Each warrant will entitle the holder to purchase common stock and/or preferred stock as specified in the applicable prospectus supplement and warrant agreement at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement and warrant agreement. The warrants may be exercised as set forth in the prospectus supplement and warrant agreement. Warrants will be exercisable for U.S. dollars only. Unless we otherwise specify in the applicable prospectus supplement and warrant agreement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement and warrant agreement. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement and warrant agreement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the common stock and/or preferred stock purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase common stock and/or preferred stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including, the right to vote or to receive any payments of dividends on the common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement relating to units offered under this prospectus will describe the following terms, where applicable, of such units:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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Plan of Distribution

We may sell the securities described in this prospectus separately or together from time to time in one or more transactions on a continuous or delayed basis through one or more underwriters or dealers, through agents, or directly to one or more purchasers, in private transactions, at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. The securities may be sold through a rights offering, forward contracts or similar arrangements. We may also sell and distribute the securities offered under this prospectus from time to time in one or more transactions, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Each time that we use this prospectus to sell the securities described herein, we will describe the method of distribution and the terms of the offering of the securities offered hereunder in a prospectus supplement, information incorporated by reference or other offering material, including:

●	the name or names of the underwriters, dealers or agent, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the common stock may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or other offering material are underwriters of the securities offered thereunder. Any underwritten offering may be on a best efforts or a firm commitment basis.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement, information incorporated by reference or other offering material. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. This compensation may be in the form of discounts, concessions or commissions.

Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them could be considered underwriting discounts and commissions, under the Securities Act. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

If we sell securities to a dealer, we will sell the securities to the dealer, as principal. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement, information incorporated by reference or other offering material. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent, in the prospectus supplement, information incorporated by reference or other offering material. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

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Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on The NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on The NASDAQ Capital Market, subject to official notice of issuance. We may elect to list any series of preferred stock, warrants or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Under agreements entered into by us for the purchase or sale of securities, underwriters and their controlling persons, dealers and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Legal Matters

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities being offered under this prospectus has been passed upon for us by Duane Morris LLP, Miami, Florida, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The consolidated balance sheets of Soligenix, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ equity (deficiency), and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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Soligenix, Inc.

$25,000,000

Common Stock,

Warrants and Units

PROSPECTUS

_____________, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

Securities and Exchange Commission registration fees	$2,897.50
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Transfer agent and registrar fees	(1)
Printing fees	(1)
Total	$(1)

(1)	These fees will depend on the number of offerings and, therefore, the Company cannot estimate such fees at this time. The Company will provide additional information regarding estimated fees and expenses at the time the Company includes information as to any securities in a prospectus supplement in accordance with Rule 430B.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

II-1

Section 102(b)(7) of the Delaware General Corporation Law grants the Company the power to limit the personal liability of its directors to the Company or its stockholders for monetary damages for breach of a fiduciary duty. Article X of the Company’s Certificate of Incorporation, as amended, provides for the limitation of personal liability of the directors of the Company as follows:

“A Director of the Corporation shall have no personal liability to the corporation or its stockholders for monetary damages for breach of his fiduciary duty as a Director; provided, however, this Article shall not eliminate or limit the liability of a Director (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the Director derived an improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.”

Article VIII of the Company’s Bylaws, as amended and restated, provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

The Company has a directors’ and officers’ liability insurance policy.

The above discussion is qualified in its entirety by reference to the Company’s Certificate of Incorporation and Bylaws.

Item 16. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Princeton, State of New Jersey, on May 5, 2017.

SOLIGENIX, INC.

By:	/s/ Christopher J. Schaber
Name:	Christopher J. Schaber, PhD
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher J. Schaber and Karen Krumeich, and each or either of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person’s name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature		Title	Date

By:	/s/ Christopher J. Schaber	Chairman, President and Chief Executive	May 5, 2017
	Christopher J. Schaber, PhD	Officer (Principal Executive Officer)

By:	/s/ Keith L. Brownlie	Director	May 5, 2017
Keith L. Brownlie, CPA

By:	/s/ Marco M. Brughera	Director	May 5, 2017
Marco M. Brughera, DVM

By:	/s/ Gregg A. Lapointe	Director	May 5, 2017
Gregg A. Lapointe, CPA

By:	/s/ Robert J. Rubin	Director	May 5, 2017
Robert J. Rubin, MD

By:	/s/ Jerome B. Zeldis	Director	May 5, 2017
Jerome B. Zeldis, MD, PhD

By:	/s/ Karen R. Krumeich	Senior Vice President and	May 5, 2017
	Karen R. Krumeich	Chief Financial Officer (Principal Financial and Accounting Officer)

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Exhibit Index

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement. *

2.1	Agreement and Plan of Merger, dated May 10, 2006 by and among the Company, Corporate Technology Development, Inc., Enteron Pharmaceuticals, Inc. and CTD Acquisition, Inc. (incorporated by reference to Exhibit 2.1 included in our Registration Statement on Form SB-2 (File No. 333-133975) filed on May 10, 2006).

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on June 22, 2012).

3.2	By-laws (incorporated by reference to Exhibit 3.1 included in our Quarterly Report on Form 10-QSB, as amended, for the fiscal quarter ended June 30, 2003).

3.3	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on June 22, 2016).

3.4	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 included in our current report on Form 8-K filed on October 7, 2016).

4.1	Rights Agreement dated June 22, 2007, between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 included in our current report on Form 8-K filed on June 22, 2007).

4.2	Form of Right Certificate (incorporated by reference to Exhibit 4.2 included in our current report on Form 8-K filed on June 22, 2007).

4.3	Form of Warrant issued to each investor in the January 2009 private placement (incorporated by reference to Exhibit 4.17 included in our Registration Statement on Form S-1 (File No. 333-149239) filed on February 14, 2008).

4.4	Form of Warrant issued to each investor in the September 2009 private placement (incorporated by reference to Exhibit 10.2 included in our current report on Form 8-K filed on September 29, 2009).

4.5	Warrant dated April 19, 2010, issued to Fusion Capital Fund II, LLC (incorporated by reference to Exhibit 4.10 included in our Post-Effective Amendment to Registration Statement on Form S-1 filed on April 20, 2010).

4.6	Form of Common Stock Purchase Warrant issued to each investor in the June 2010 private placement (incorporated by reference to Exhibit 10.2 included in our current report on Form 8-K filed on June 18, 2010).

4.7	Warrant dated December 20, 2012 and issued to Sigma-Tau to purchase 35,707 shares of the Company’s common stock (incorporated by reference to Exhibit 10.2 of our current report on Form 8-K filed on December 27, 2012).

4.8	Warrant dated December 20, 2012 and issued to SINAF S.A. to purchase 8,781 shares of the Company’s common stock (incorporated by reference to Exhibit 10.3 of our current report on Form 8-K filed on December 27, 2012).

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4.9	Warrant dated December 20, 2012 and issued to McDonald to purchase 28,000 shares of the Company’s common stock (incorporated by reference to Exhibit 10.6 of our current report on Form 8-K filed on December 27, 2012).

4.10	Form of Common Stock Purchase Warrant issued to each investor in the June 2013 registered public offering (incorporated by reference to Exhibit 10.3 included in our current report on Form 8-K filed on June 24, 2013).

4.11	Form of Warrant issued to Maxim Group LLC (incorporated by reference to Exhibit 10.4 included in our current report on Form 8-K filed on June 24, 2013).

4.12	Form of Warrant to Purchase Common Stock issued to each investor in the December 2014 registered public offering (incorporated by reference to Exhibit 4.12 included in our Registration Statement on Form S-1 (File No. 333-199761) filed on December 17, 2014).

4.13	Form of Warrant to Purchase Common Stock issued to Roth Capital Partners, LLC (incorporated by reference to Exhibit 4.13 included in our Registration Statement on Form S-1 (File No. 333-199761) filed on December 17, 2014).

4.14	Warrant Agency Agreement by and between the Company and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.1 included in our current report on Form 8-K filed on December 16, 2016).

4.15	Representative’s Warrant (incorporated by reference to Exhibit 4.15 included in our Registration Statement on Form S-1 (File No. 333-214038) filed on November 14, 2016).

4.16	Form of Preferred Stock Certificate of Designation*

4.17	Specimen stock certificate for shares of Preferred Stock*

4.18	Form of Warrant Agreement. *

4.19	Form of Warrant (to be included in Exhibit 4.4) *

4.20	Form of Unit Agreement *

5.1	Opinion of Duane Morris LLP. **

23.1	Consent of EisnerAmper LLP. **

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934.

**	Filed herewith.

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